U. S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                        Date of Report: February 26, 2003


                         Commission file number: 0-28471


                             ENTRADA SOFTWARE, INC.
                 (Name of small business issuer in its charter)

            NEVADA                                               86-0968364
(State or other jurisdiction of                                (IRS Employer
 incorporation or organization)                              Identification No.)


                           15730 N. PIMA ROAD, #D4-229
                            SCOTTSDALE, ARIZONA 85260
                    (Address of principal executive offices)


                                 (602) 616-1453
                           (Issuer's telephone number)


    Transitional Small Business Disclosure Format (Check one): Yes [ ] No [X]

ITEM 5. OTHER EVENTS

FINANCIAL CONDITION AND GOING CONCERN

     The Company is in extremely extended financial condition and has defaulted on outstanding debt obligations, trade accounts payable and other liabilities that totaled in excess of $2,500,000 at December 31, 2002. The Company was in default under its lease related to its facility and in dispute with its landlord regarding agreed to voluntary downsizing. Based upon the defaults, the landlord evicted the Company from its prior facility. All but one member of prior management has resigned from the Company. The Company's prior filings with the Securities and Exchange Commission ("SEC") are deficient. Due to management changes, the deficiencies are not likely to be cured in the short term, and maybe not at all. The Company's common stock has been delisted from the OTC Bulletin Board. Because of these and other issues, the Company believes it is only a matter of time before vendor, creditor, investor and shareholder actions are pursued against the Company. These factors raise substantial doubt about the Company's ability to continue as a going concern without dramatic restructuring. The Company's subsidiary, Empresa Solutions, Inc. is now conducting almost all of the Company's operations. See "Empresa Solutions, Inc." below.

     The Company is contemplating various options to address its financial crisis, including but not limited to selling assets, locating new sources of capital or other debt restructuring. Any new capital will almost certainly be highly dilutive to existing shareholders. If the Company fails to obtain new financing or locate new sources of capital, it is unlikely that it will be able to address its financial crisis. Inability to cure the defaults on its outstanding debt obligations or aggressive creditor or shareholder action may result in foreclosure proceedings, forced liquidation of assets or filing for bankruptcy protection. In either event, the Company's ability to continue operations will be severely impaired or may cease entirely.

     On April 23, 2003, the Company engaged Aztore Holdings, Inc., a restructuring and financial advisor, to advise it regarding restructuring options. No final plan of operation or other plan of debt restructuring has been formulated at this time. The Company does not know if sufficient working capital can be obtained to allow the Company to restructure its debts without filing for bankruptcy protection. If bankruptcy proceedings are filed, the Company does not know if it can successfully reorganize.

MANAGEMENT CHANGES AND RESIGNATION OF DIRECTORS

     On February 26, 2003, Bruce Williams resigned as the Company's Chief Executive Officer. Mr. Williams remained as a director. Stephen D. Haber was appointed as an additional director and replaced Mr. Williams as the Company's Chief Executive Officer. Charles W. Trautner, a director since January 2003, was simultaneously appointed Chairman of the Board.

     On April 11, 2003, Terry J. Gustafson resigned as the Company's Chief Financial Officer, Secretary and Treasurer. On April 11, 2003, Mr. Williams also resigned as a director. While both Mr. Williams and Mr. Gustafson expressed disagreement with management regarding the Company's operations, neither furnished a written document describing such disagreement with a request that the matters be disclosed. The disagreements expressed were related to Company operations and business development. Mr. Gustafson also expressed disagreement with a Company employee issue and with actions and discussions occurring at a Board of Directors meeting. Management believes that the disagreements are unfounded. Management also believes that Mr. Gustafson inappropriately refused to correct minutes of a board meeting and had no authority to comment upon the Company's decisions with respect to the employee.

     On April 15, 2003, John Lewis resigned as an officer of the Company. Mr. Lewis was a Vice President primarily responsible for technology operations and product development.

     On April 30, 2003, Mr. Haber resigned as the Company's Chief Executive Officer and as a director and Mr. Trautner resigned as a director. Neither resignation was precipitated by disagreements regarding financial policies or procedures.

     Terry L. Simpson, the largest common shareholder and a director since 1999, is the Company's sole remaining officer and director.

     Messrs. Williams, Gustafson and Lewis have joined a company or affiliated companies that have an agreement entered into in 2003 to use software developed by the Company. The Company is reviewing these arrangements as well as its confidentiality agreements and other agreements with these individuals. The Company may assert claims against Messrs. Williams, Gustafson and Lewis as well as the affiliated companies and other related parties as a result of these actions.

     Messrs. Williams, Gustafson and Lewis have asserted claims against the Company related to deferred compensation, unsecured notes and other alleged agreements totaling approximately $450,000. Mr. Gustafson alleges that he may be due treble damages. The Company has claims for advances made to these three parties totaling approximately $88,500. The Company is also evaluating these mutual claims and the alleged underlying agreements.

EVICTION AND OFFICE RELOCATION

     On April 21, 2003, the Company was evicted from its facility and can now be contacted at 15730 North Pima Road, #D4-229, Scottsdale, Arizona 85260-1929. The Company's phone number is (602) 616-1453 and its fax number is (413) 812-7270. This relocation was precipitated by a dispute with the Company's landlord regarding the downsizing of the Company's facilities and the Company's defaults in past due lease payments.

EMPLOYMENT TAX ISSUES

     In the Company's last published financial statements included in its Annual Report on Form 10-KSB for the year ended December 31, 2002 filed with the SEC on March 24, 2003 (the "FORM 10-KSB"), the Company accrued amounts due for employment and withholding taxes related to advances paid to employees. However, the Company has neither remitted nor reported employment nor withholding taxes related to the payrolls for which the advances were paid. The Company could be liable for interest and penalties on such unpaid and unreported taxes. The Company believes that the total accrued liabilities reported in its Form 10-KSB were adequate to cover such liability, including the potential penalties and interest. The Company is consulting with tax advisors as to the existence or seriousness of this problem and is evaluating alternatives to address its potential tax liability.

POTENTIAL DISCLOSURE DEFICIENCIES

     The Company believes the Form 10-KSB has inadequate disclosures regarding certain transactions with officers and directors and potential conflicts of interest related to Messrs. Williams, Gustafson and Lewis. See "Management Changes and Resignation of Directors" above. The Company is evaluating amending the Form 10-KSB filing.

REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT OF 1934

     The SEC notified the Company in writing that its Form 10-KSB as well as its Quarterly Report on Form 10-QSB for the three-months ended September 30, 2002 is deficient because the Company did not provide the disclosures required by Item 307 of Regulation S-B. Item 307 requires disclosure by a principal executive officer and a principal financial officer regarding the effectiveness of the Company's disclosure controls and procedures based on their evaluation of these controls and procedures as of a date within 90 days of the filing date of the quarterly or annual report. Mr. Williams, the Chief Executive Officer, and Mr. Gustafson, the Chief Financial Officer, did not provide such disclosures.

     In addition, the SEC informed the Company that these filings also lacked the required certifications of the principal executive officer and the principal accounting officer pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of Sarbanes-Oxley Act. Mr. Williams, the Chief Executive Officer, and Mr. Gustafson, the Chief Financial Officer, have refused to provide the required Sarbanes-Oxley certifications. Due to its management changes, the Company is not able to cure this deficiency timely.

     In addition, the Company's Quarterly Report on Form 10-QSB for the three-months ended March 31, 2003 has not yet been filed and is now delinquent.

DELISTING OF COMMON STOCK FROM OTC BULLETIN BOARD

     As a result of the Company's deficient SEC filings, the NASD delisted the Company's common stock from trading on the OTC Bulletin Board on June 6, 2003. In all likelihood, the Company's shareholders will experience a decrease in liquidity in their Company shares. The Company is evaluating whether it will attempt to reinstate its listing on the OTC Bulletin Board.

EMPRESA SOLUTIONS, INC.

     On May 5, 2003, the Company formed a wholly owed subsidiary Empresa Solutions, Inc., and executed a non-exclusive source code license with this subsidiary related to the eChange document management software business. The subsidiary assumed certain liabilities directly related to the eChange business and hired certain Company employees and others directly related to this business. The Company is also evaluating forming another subsidiary to focus its traceability software business.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: June ___, 2003.                  ENTRADA SOFTWARE, INC.


                                        By: /s/ Terry L. Simpson
                                            ------------------------------------
                                            Terry L. Simpson
                                            Chief Executive Officer and Director